Exhibit 99.1

Contacts:

Alnylam Pharmaceuticals, Inc.
Cynthia Clayton Vice President, Investor Relations and Corporate Communications 617-551-8207 Amanda Sellers (Media) Spectrum 202-955-6222 x2597

Alnylam and Tekmira Restructure Relationship and Settle All Litigation

Cambridge, Mass., November 12, 2012 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY) announced today that they and Tekmira Pharmaceuticals Corporation have restructured their relationship with a new licensing agreement and have resolved all litigation between the parties in a settlement agreement. The new license agreement consolidates and clarifies certain intellectual property (IP) elements related to lipid nanoparticle (LNP) technology for RNAi therapeutics. Further, Alnylam has elected to independently manufacture its LNP-based RNAi therapeutic products and to buy-down certain future potential milestone payments and a significant portion of future potential royalties for its ALN-VSP, ALN-PCS, and ALN-TTR02 programs. The settlement of all ongoing litigation between the two companies allows Alnylam to continue to focus its efforts on advancing innovative medicines to patients.

“With this restructuring of our Tekmira relationship, we are gaining independence in our LNP manufacturing and decreasing the milestone and royalty burdens on several of our LNP-based products. Further, the companies have created clarity around the overall patent estate for LNP-based products, while ensuring Alnylam’s full access to use this technology for our products in the future. Of course, we are also pleased to put this legal matter behind us and continue our focus on advancing RNAi therapeutics through clinical trials with the goal of bringing them to the market where we can make an impact in the lives of patients and their caregivers,” said Barry Greene, President and Chief Operating Officer of Alnylam. “Alnylam plans to continue to advance RNAi therapeutic products as part of its ‘Alnylam 5x15’ product strategy with LNP delivery technologies - as employed with ALN-TTR02, ALN-PCS, and ALN-VSP, in addition to the use of the company’s proprietary conjugate-based delivery technology - as employed with ALN-TTRsc, ALN-AT3, and other undisclosed programs.”

Under a new license agreement, Alnylam and Tekmira have agreed to consolidate certain IP elements related to LNP technology for the systemic delivery of RNAi therapeutic products. Specifically, certain patents and patent applications, including the MC3 lipid family, will be assigned by Alnylam to Tekmira. Alnylam retains full rights to use this IP for advancing RNAi therapeutic products to the market, including the rights to sublicense IP on a product-by-product basis. Alnylam has also agreed to grant five additional non-exclusive therapeutic licenses to Tekmira.

In addition, Alnylam has elected to buy out its manufacturing obligations to Tekmira with respect to its LNP-based pipeline programs. Alnylam will make a one-time payment of $30 million to Tekmira in order to have the rights to manufacture its own LNP-based products going forward, either itself or through a third-party contractor. Alnylam has established its own Good Manufacturing Practice (GMP) capabilities and process for its LNP-based products. Alnylam will employ this manufacturing capability for the advancement of ALN-TTR02 into Phase III clinical trials, which the company expects to start by the end of 2013.

Further, Alnylam has elected to buy-down certain future potential milestone and royalty payments due to Tekmira for its ALN-VSP, ALN-PCS, and ALN-TTR02 LNP-based products. Specifically, Alnylam will make a one-time payment of $35 million to Tekmira in association with the termination of the prior license agreements between the companies and the significant reduction in milestone and royalty payments for its ALN-VSP, ALN-PCS, and ALN-TTR02 products. Tekmira will also be eligible to receive an additional $10 million in aggregate in contingent milestone payments related to advancement of ALN-VSP and ALN-TTR02 products, which now represent the only potential milestones for ALN-VSP, ALN-PCS and ALN-TTR02 products. Alnylam will otherwise continue to be obligated to pay Tekmira potential milestones and royalties on all other future LNP-based products on terms identical to its original license agreements. Tekmira will continue to be obligated to pay Alnylam potential milestones and royalties on certain RNAi therapeutic products developed under its licenses from Alnylam on terms identical to its original license agreements.

Finally, Alnylam and Tekmira have agreed to settle all ongoing litigation between the parties. The parties have also agreed to a resolution of the interference proceeding related to Alnylam-owned US Patent No. 7,718,629 directed to an siRNA component in ALN-VSP. In addition, Tekmira and AlCana Technologies, Inc. have agreed to drop their claims and counterclaims in both the Massachusetts and British Columbia lawsuits. Finally, the parties have agreed to a covenant not to sue on matters related to the current dispute in the future, which includes liquidated damages to be paid if the covenant is breached, and have also agreed to resolve any future disputes that might arise over the next three years with binding arbitration.

Alnylam will incur a $65 million charge to operating expenses during the fourth quarter of 2012 related to the restructuring of its license agreements with Tekmira. As a result of the payments being made in connection with this restructuring, Alnylam is revising its financial guidance to end 2012 with greater than $215 million in cash.

About RNA Interference (RNAi)

RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNA (siRNA), the molecules that mediate

RNAi and comprise Alnylam’s RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics for the treatment of genetically defined diseases, including ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-AT3 for the treatment of hemophilia, ALN-PCS for the treatment of severe hypercholesterolemia, ALN-HPN for the treatment of refractory anemia, and ALN-TMP for the treatment of hemoglobinopathies. As part of its “Alnylam 5x15TM” strategy, the company expects to have five RNAi therapeutic products for genetically defined diseases in clinical development, including programs in advanced stages, on its own or with a partner by the end of 2015. Alnylam has additional partnered programs in clinical or development stages, including ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection, ALN-VSP for the treatment of liver cancers, and ALN-HTT for the treatment of Huntington’s disease. The company’s leadership position on RNAi therapeutics and intellectual property have enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, Cubist, Ascletis, Monsanto, and Genzyme. In addition, Alnylam and Isis co-founded Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics; Regulus has formed partnerships with GlaxoSmithKline, Sanofi, AstraZeneca and Biogen Idec. Alnylam has also formed Alnylam Biotherapeutics, a division of the company focused on the development of RNAi technologies for applications in biologics manufacturing, including recombinant proteins and monoclonal antibodies. Alnylam’s VaxiRNA™ platform applies RNAi technology to improve the manufacturing processes for vaccines; GlaxoSmithKline is a collaborator in this effort. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 100 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, and Cell. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information, please visit www.alnylam.com.

About LNP Technology

Alnylam has licenses to Tekmira LNP intellectual property for use in RNAi therapeutic products using LNP technology.

Alnylam Forward-Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including without limitation, statements regarding Alnylam’s views with respect to the outcome of this settlement and the restructuring of its relationship with Tekmira, its expectations regarding the payment to and receipt from Tekmira of future milestones and royalties, its plans with respect to the manufacture of LNP-based RNAi therapeutics, its expected cash position as of December 31, 2012, and Alnylam’s expectations regarding its “Alnylam 5x15” product strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Alnylam’s ability to successfully advance RNAi therapeutics, in particular ALN-VSP, ALN-PCS and ALN-TTR, resulting in the potential achievement of milestone and royalty events and thus the benefit to Alnylam of the buy-down of such payments, Alnylam’s ability to manufacture or have manufactured its LNP-based RNAi therapeutics for clinical and commercial use, obtaining, maintaining and protecting intellectual property and Alnylam’s dependence on Tekmira for the protection of and access to certain LNP IP, obtaining regulatory approval for products, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to raise additional capital, and Alnylam’s ability to establish and maintain strategic business alliances and new business initiatives, as well as those risks more fully discussed in the “Risk Factors” section of its most recent quarterly report on Form 10-Q on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam does not assume any obligation to update any forward-looking statements.